UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 29, 2021

Digital Turbine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 San Antonio Street, Suite 160, Austin, TX 78701	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	APPS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 29, 2021, Digital Turbine, Inc. (the “Company”) entered into an amended and restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as a lender and administrative agent (“Administrative Agent”), and a syndicate of lenders (“Lenders”), which provides for a revolving line of credit of $400.0 million to be used for working capital, permitted acquisitions, capital expenditures, and other lawful corporate purposes. Digital Turbine Media, Inc. (“DT Media”) and Digital Turbine USA, Inc. (“DT USA”) are additional co-borrowers under the Credit Agreement, and Mobile Posse, Inc. (“Mobile Posse”), AdColony, Inc. (“AdColony”), and AdColony Holdings US, Inc. are guarantors (together with the Company, DT Media, DT USA, Mobile Posse and AdColony, collectively, the “Loan Parties”).

On December 29, 2021 the Loan Parties, Administrative Agent and Lenders entered into a first amendment to the Credit Agreement (the “First Amendment”), which provides for an increase in the Loan Parties’ revolving line of credit by $125,000,000, which increased the aggregate revolving line of credit to $525,000,000.

The description of the First Amendment provided herein is qualified by reference to the First Amendment, which is attached to this Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

The First Amendment contains representations and warranties by each of the parties to the First Amendment, which were made only for purposes of the First Amendment and as of specified dates. The representations, warranties and covenants in the First Amendment were made solely for the benefit of the parties to the First Amendment, are subject to limitations agreed upon by such parties, including being qualified by schedules, may have been made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and are subject to standards of materiality applicable to the parties that may differ from those applicable to others. Others should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the First Amendment, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment, dated as of December 29, 2021, by and among Digital Turbine, Inc., Digital Turbine Media, Inc., Digital Turbine USA, Inc., Mobile Posse Inc., AdColony, Inc., AdColony Holdings US, Inc. and Bank of America, N.A. as administrative agent and a lender, and the lenders party thereto.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2021	Digital Turbine, Inc.

	By:	/s/	Barrett Garrison
Barrett Garrison
Executive Vice President, Chief Financial Officer